Exhibit 99.1

Apollo Medical Holdings Reports Strong Fiscal 2014 First Quarter Results

Net Revenues Climb 50% to $2.45 Million Compared to $1.63 Million for

Same Three Month Reporting Period in Prior Fiscal Year

Glendale, CA – (PR Newswire) – June 14, 2013 – Apollo Medical Holdings, Inc. ("ApolloMed") (OTCQB: AMEH), an integrated physician-driven healthcare delivery company that puts ‘Patients First,’ today announced its fiscal 2014 first quarter results for the three months ended April 30, 2013.

Financial Highlights for Three Months Ended April 30, 2013 Compared to Three Months Ended April 30, 2012:

•	Net revenues rose 50%, increasing to $2.45 million from $1.63 million. The increase was largely attributable to new hospital contracts, increased same-market area growth and expansion of services with existing medical group clients at new hospitals.
•	Gross profit margin improved to 24% from 19%.
•	Loss from operations increased to $711,972 compared to loss from operations of $53,153, due largely to an increase in costs relating to stock-based compensation totaling $519,092, coupled with increased spending associated with strategic growth initiatives relating to ApolloMed ACO and its new business unit, Maverick Medical Group.
•	Non-GAAP* Adjusted EBITDA loss totaled $82,094 compared to EBITDA of $55,772.

As of April 30, 2013, ApolloMed had $1.58 million in cash and cash equivalents, $1.32 million in accounts receivable and total stockholders’ deficit of approximately $935,000. For the first three months of fiscal 2014, the Company’s operating activities provided $12,972 in net cash, which compared to $131,160 in net cash used in operations in the same three months ended April 30, 2012.

ApolloMed CEO Warren Hosseinion, M.D. stated, “Our strong revenue growth in the first fiscal quarter points to the success we continue to achieve in executing our growth strategies and tactical expansion initiatives – all of which are centered on establishing ApolloMed as a top-tier performing integrated healthcare company in the rapidly evolving healthcare industry.”

Continuing, he added, “With Accountable Care Organizations expected to play a significant role in reshaping how care is delivered in this country, ApolloMed ACO is hard at work developing innovative, coordinated care models that best leverage the noted hospitalist experience and expertise and the strength and depth of our newly launched Independent Physician Association, Maverick Medical Group. We believe fiscal 2014 will indeed prove to be a banner year for ApolloMed and based on our performance, thus far, we’re off to a very good start.”

For more details on ApolloMed’s fiscal 2014 first quarter results, please refer to the Company’s 10-Q filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.

FINANCIAL CHARTS TO FOLLOW

  APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	April 30, 2013	January 31, 2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,575,500	$1,176,727
Accounts receivable, net	1,320,087	1,582,505
Due from affiliates	-	5,648
Prepaid expenses	85,200	72,628
Deferred financing costs, current	67,113	34,614
Total current assets	3,047,900	2,872,122

Deferred financing costs, non-current	211,375	218,640
Property and equipment, net	64,689	68,142
Goodwill	33,200	33,200
Other assets	30,981	30,981
TOTAL ASSETS	$3,388,145	$3,223,085

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$863,782	$950,651
Notes payable	594,745	594,765
Stock issuable	828,709	159,334
Total current liabilities	2,287,236	1,704,750

Convertible notes payable, net	2,035,828	1,909,714
Total liabilities	4,323,064	3,614,464

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001 ; 5,000,000 shares authorized; none issued	-	-
Common Stock, par value $0.001; 100,000,000 shares authorized, 34,843,441 shares issued and outstanding as of April 30, 2013 and January 31, 2013, respectively	34,844	34,844
Prepaid consulting	(554,050)	(616,014)
Additional paid-in-capital	11,489,102	11,248,566
Accumulated deficit	(11,871,387)	(11,022,272)
Total	(901,491)	(354,876)

Non-controlling interest	(33,428)	(36,503)

Total stockholders' deficit	(934,919)	(391,379)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,388,145	$3,223,085

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended April 30,
	2013	2012

NET REVENUES	$2,446,566	$1,631,844
COST OF SERVICES	1,860,493	1,328,659
GROSS PROFIT	586,073	303,185

Operating expenses:
General and administrative	1,291,393	351,547
Depreciation	6,652	4,791

Total operating expenses	1,298,045	356,338

LOSS FROM OPERATIONS	(711,972)	(53,153)

Other income (expense)
Gain on change in fair value of derivative liabilities	-	123,838
Interest expense	(127,493)	(224,036)
Other expense	(246)	(5)

Total other expenses	(127,739)	(100,203)

LOSS BEFORE INCOME TAXES	(839,711)	(153,356)

Provision for Income Tax	9,404	4,000

NET LOSS	$(849,115)	$(157,356)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	34,843,441	29,965,878

BASIC AND DILUTED NET LOSS PER SHARE	$(0.02)	$(0.01)

*APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS – ADJUSTED EBITDA RECONCILIATION

(UNAUDITED)

	Three months ended April 30,
	2013	2012

LOSS FROM OPERATIONS	$(711,972)	$(53,153)
Depreciation and amortization expense	6,652	4,791
EBITDA	(705,320)	(48,362)

Stock-based compensation expense	623,226	104,134

ADJUSTED EBITDA	$(82,094)	$55,772

*Use of Non-GAAP Financial Measures

In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures. Adjusted EBITDA, as used in this press release, represents Loss from Operations before depreciation, adjusted for issuance of shares for service, stock option expense, amortization of debt discount and impairment of intangibles and losses on discontinued operations. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s ongoing operating performance and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The Non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company's financial statements filed with the Securities and Exchange Commission.

About Apollo Medical Holdings, Inc. (ApolloMed)

Headquartered in Glendale, California and dedicated to putting the ‘Patient First,’ ApolloMed is a leading provider of physician-driven integrated healthcare management services, fueled by its commitment to provide exceptional multi-disciplinary care in the communities it serves in Southern and Central California.  ApolloMed is addressing the healthcare needs of the nation’s largest population center by leveraging its integrated healthcare delivery platform comprised of three affiliated and complementary physician groups:  ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization) and Maverick Medical Group (Independent Physician Association).  This platform combines hospitalist medicine, critical care medicine, case management and transition management that enable healthcare organizations to engage in performance payments for utilization efficiency, quality of care objectives and shared accountability arrangements.  ApolloMed strives to improve medical outcomes with high quality, cost efficient care.  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of Apollo Medical Holdings, Inc. (“the Company”) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its subsidiaries and concepts to be materially different than those expressed or implied in such statements. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Apollo Medical Holdings, Inc.

For More Information, PLEASE CONTACT:

Hanover|Elite

Kathy Addison, Chief Operating Officer

407-585-1080 or via email at AMEH@hanoverelite.com

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